Exhibit 99.1
LAZYDAYS REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS
Tampa, FL (April 27, 2023) – Lazydays (NasdaqCM: LAZY) today reported financial results for the first quarter ended March 31, 2023.
First quarter 2023 revenue decreased to $295.7 million from $376.2 million in the first quarter ended March 31, 2022.
First quarter 2023 net loss was $1.5 million, compared to net income of $27.1 million in the first quarter of 2022. First quarter 2023 adjusted net income, a non-GAAP measure, was $1.2 million, compared to $28.2 million for the same period in 2022. First quarter 2023 net loss per diluted share was $0.17 compared to net income per diluted share of $1.17 in the first quarter of 2022. Adjusted first quarter 2022 net income per diluted share was $0.00 compared to net income per diluted share of $1.27 for the same period in 2022.
As shown in the attached non-GAAP reconciliation tables included in this press release, the 2023 first quarter adjusted results exclude a net non-core charge of $0.17 related to the effects of changes in fair value of warrant liabilities, our LIFO adjustment, acquisition expenses, certain severance and transition costs and an impairment charge related to internally developed software. The 2022 first quarter adjusted results exclude a net non-core charge of $0.10 related to the effects of changes in fair value of warrant liabilities, our LIFO adjustment, and acquisition expenses.
Corporate Development
On April 24, 2023, we opened our Council Bluffs, Iowa, greenfield location with estimated annual revenues of $35 million. We remain on track to open three additional greenfield locations in the back half of 2023.
Balance Sheet Update
We ended the first quarter with total estimated liquidity of $175.1 million including $41.0 million of cash on hand, $20.0 million of availability on our revolving line of credit, $62.5 million of immediately available cash on our floor plan offset account and $60.8 million of unfinanced real estate that we estimate could provide approximately $51.6 million of liquidity.

During the quarter we received approximately $30.5 million of proceeds from the exercise of approximately 4.0 million outstanding common share warrants, resulting in 2.7 million shares of common stock at an exercise price of $11.50 per share. The remaining 300,000 common share warrants expired on March 15, 2023.
Conference Call Information:
We have scheduled a conference call at 8:30 AM Eastern Time on Thursday April 27, 2023 that will also be broadcast live over the internet.
The conference call may be accessed by telephone at (877) 407-8029 / +1 (201) 689-8029. To listen live on our website or for replay, visit https://www.lazydays.com/investor-relations.
About Lazydays RV
As an iconic brand in the RV industry, Lazydays, The RV Authority, consistently provides outstanding RV sales, service, and ownership experience, which is why RVers and their families become Customers for Life. Lazydays continues to add locations at a rapid pace as it executes its geographic expansion strategy that includes both acquisitions and greenfields.

Since 1976, Lazydays has built a reputation for providing an outstanding customer experience with exceptional service excellence and unparalleled product expertise, along with being a preferred place to rest and recharge with other RVers. By offering the largest selection of RV brands from the nation’s leading manufacturers, state-of-the-art service facilities, and thousands of accessories and hard-to-find parts, Lazydays RV provides everything RVers need and want.
Lazydays Holdings, Inc. is a publicly listed company on the Nasdaq stock exchange under the ticker “LAZY.”
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “project,” “outlook,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “seek,” “would,” “should,” “likely,” “goal,” “strategy,” “future,” “maintain,” “continue,” “remain,” “target” or “will” and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:
•Anticipated revenues from acquired and open point stores; and
•Anticipated availability of liquidity from our credit facility and unfinanced operating real estate.
By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), acts of God or other incidents which may adversely impact our operations and financial performance, government regulations, legislation and others set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.
Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income, adjusted diluted earnings per share, adjusted cost of goods sold, adjusted income before taxes, adjusted income tax benefit, adjusted SG&A, adjusted SG&A as a percentage of revenue, adjusted SG&A as a percentage of gross profit, adjusted operating income as a percentage of revenue, adjusted operating income as a percentage of gross profit, adjusted pre-tax income as a percentage of revenue and adjusted net income as a percentage of revenue. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the following tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.
Contact:
Angela Johnson
+1 (813) 204-4099
investors@lazydays.com

Results of Operations

	Three months ended March 31,
(In thousands except share and per share amounts)	2023	2022	% Change
Revenue
New vehicle retail	$176,747	$217,436	(18.7)%
Pre-owned vehicle retail	84,775	116,500	(27.2)%
Vehicle wholesale	1,708	6,524	(73.8)%
Finance and insurance	16,881	21,635	(22.0)%
Service, body and parts and other	15,545	14,066	10.5%
Total revenue	295,656	376,161	(21.4)%

Cost applicable to revenues
New vehicle retail	153,331	172,605	(11.2)%
Pre-owned vehicle retail	67,528	88,283	(23.5)%
Vehicle wholesale	1,721	6,579	(73.8)%
Finance and insurance	693	697	(0.6)%
Service, body and parts and other	7,181	6,720	6.9%
LIFO	1,311	2,460	(46.7)%
Total cost applicable to revenue	231,765	277,344	(16.4)%
Gross profit	63,891	98,817	(35.3)%

Depreciation and amortization	4,403	4,084	7.8%
Selling, general, and administrative expenses	53,532	56,104	(4.6)%
Income from operations	5,956	38,629	(84.6)%
Other income (expense)
Floor plan interest expense	(5,531)	(976)	466.7%
Other interest expense	(1,700)	(1,936)	(12.2)%
Change in fair value of warrant liabilities	856	1,540	(44.4)%
Total other expense, net	(6,375)	(1,372)	364.7%
(Loss) income before income tax expense	(419)	37,257	(101.1)%
Income tax benefit (expense)	143	(8,973)	(101.6)%
Net (loss) income	(276)	28,284	(101.0)%
Dividends on Series A Convertible Preferred Stock	(1,184)	(1,184)	—%
Net (loss) income and comprehensive (loss) income attributable to common stock and participating securities	$(1,460)	$27,100	(105.4)%

EPS:
Basic	$(0.12)	$1.44	(108.3)%
Diluted	$(0.17)	$1.17	(114.5)%
Weighted average shares outstanding:
Basic	11,988,899	12,798,100	(6.3)%
Diluted	11,988,899	20,561,136	(41.7)%

Total Results Summary

	Three months ended March 31,
	2023	2022	Change
Gross profit margin
New vehicle retail	13.2%	20.6%	(737)	bps
Pre-owned vehicle retail	20.3%	24.2%	(388)	bps
Vehicle wholesale	(0.8)%	(0.8)%	8	bps
Finance and insurance	95.9%	96.8%	(88)	bps
Service, body and parts and other	53.8%	52.2%	158	bps
Total gross margin	21.6%	26.3%	(466)	bps
Total gross margin, excluding LIFO	22.1%	26.9%	(487)	bps

Retail units sold
New vehicle retail	1,980	2,270	(12.8)%
Used vehicle retail	1,304	1,478	(11.8)%
Total retail units sold	3,284	3,748	(12.4)%

Average selling price per retail unit
New vehicle retail	$89,266	$95,787	(6.8)%
Used vehicle retail	$65,012	$78,823	(17.5)%

Average gross profit per retail unit (excluding LIFO)
New vehicle retail	$11,826	$19,749	(40.1)%
Used vehicle retail	$13,227	$19,091	(30.7)%
Finance and insurance	$4,929	$5,586	(11.8)%

Revenue mix
New vehicle retail	59.8%	57.8%
Pre-owned vehicle retail	28.7%	31.0%
Vehicle wholesale	0.6%	1.7%
Finance and insurance	5.7%	5.8%
Service, body and parts and other	5.2%	3.7%
	100.0%	100.0%

Gross profit mix
New vehicle retail	36.7%	45.4%
Pre-owned vehicle retail	27.0%	28.6%
Vehicle wholesale	—%	(0.1)%
Finance and insurance	25.3%	21.2%
Service, body and parts and other	13.1%	7.4%
LIFO	(2.1)%	(2.5)%
	100.0%	100.0%
Other Metrics

	Adjusted		As Reported
	Three months ended March 31,		Three months ended March 31,
	2023	2022	2023	2022
SG&A as a % of revenue	17.6%	14.9%	18.1%	14.9%
SG&A as % of gross profit, excluding LIFO	79.7%	55.4%	82.1%	55.4%
Income from operations as a % of revenue	3.0%	10.9%	2.0%	10.3%
Income from operations as a % of gross profit, excluding LIFO	13.5%	40.6%	9.1%	38.1%
Income (loss) before income taxes as % of revenue	0.5%	10.2%	(0.1)%	9.9%
Net income (loss) as a % of revenue	0.4%	7.5%	(0.1)%	7.5%

Other Highlights

	As of
	March 31, 2023	December 31, 2022
Dealerships	19	18

Days Supply*
New vehicle inventory	207	250
Used vehicle inventory	77	78
*Days supply calculated based on current inventory levels and a 90 day historical average cost of sales level.
Financial Covenants

As of
	Requirement	March 31, 2023
Fixed charge coverage ratio	Not less than 1.25 to 1	2.57 to 1
Leverage ratio	Not more than 3.0 to 1	0.63 to 1
Current ratio	Not less than 1.15 to 1	1.24 to 1

Same-Store Results Summary

	Three months ended March 31,
($ in thousands, except per vehicle data)	2023	2022	Change
Revenues
New vehicle retail	$167,966	$217,436	(22.8)%
Pre-owned vehicle retail	81,961	116,500	(29.6)%
Vehicle wholesale	1,708	6,524	(73.8)%
Finance and insurance	16,129	21,635	(25.4)%
Service, body and parts and other	14,950	14,066	6.3%
Total revenues	$282,714	$376,161	(24.8)%

Gross profit
New vehicle retail	$22,336	$44,831	(50.2)%
Pre-owned vehicle retail	16,672	28,217	(40.9)%
Vehicle wholesale	(13)	(55)	(76.4)%
Finance and insurance	15,466	20,938	(26.1)%
Service, body and parts and other	8,032	7,346	9.3%
LIFO	(1,311)	(2,460)	(46.7)%
Total gross profit	$61,182	$98,817	(38.1)%

Gross profit margins
New vehicle retail	13.3%	20.6%	(732)	bps
Pre-owned vehicle retail	20.3%	24.2%	(388)	bps
Vehicle wholesale	(0.8)%	(0.8)%	8	bps
Finance and insurance	95.9%	96.8%	(89)	bps
Service, body and parts and other	53.7%	52.2%	150	bps
Total gross profit margin	21.6%	26.3%	(463)	bps
Total gross profit margin (excluding LIFO)	22.1%	26.9%	(482)	bps

Retail units sold
New vehicle retail	1,841	2,270	(18.9)%
Used vehicle retail	1,248	1,478	(15.6)%
Total retail units sold	3,089	3,748	(17.6)%

Average selling price per retail unit
New vehicle retail	$91,236	$95,787	(4.8)%
Used vehicle retail	$65,674	$78,823	(16.7)%

Average gross profit per retail unit (excluding LIFO)
New vehicle retail	$12,132	$19,749	(38.6)%
Used vehicle retail	$13,359	$19,091	(30.0)%
Finance and insurance	$5,007	$5,586	(10.4)%
NM - Not meaningful

Condensed Consolidated Balance Sheets

(In thousands)	As of March 31, 2023	As of December 31, 2022
Current assets
Cash	$41,049	$61,687
Receivables, net	28,405	25,053
Inventories	419,136	378,881
Other current assets	14,029	11,228
Total current assets	502,619	476,849

Long-term assets
Property and equipment, net	177,818	158,991
Goodwill and intangible assets, net	168,960	165,125
Other assets	28,744	29,753
Total assets	$878,141	$830,718

Current liabilities
Floor plan notes payable	$342,280	$348,735
Other current liabilities	54,622	50,890
Total current liabilities	396,902	399,625

Long-term liabilities
Financing liability, non-current portion, net	90,694	89,770
Revolving line of credit	30,000	—
Long-term debt, non-current portion, net	306	10,131
Other long-term liabilities	37,156	39,197
Total liabilities	555,058	538,723

Series A Convertible Preferred Stock	54,983	54,983
Stockholders' Equity	268,100	237,012
Total liabilities and stockholders' equity	$878,141	$830,718

Condensed Statements of Cash Flows

	For the three months ended March 31,
(In thousands)	2023	2022
Cash Flows From Operating Activities
Net (loss) income	$(276)	$28,284
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Stock based compensation	797	523
Bad debt expense	7	11
Depreciation of property and equipment	2,570	2,277
Amortization of intangible assets	1,833	1,807
Amortization of debt discount	91	108
Non-cash lease expense	22	36
Loss on sale of property and equipment	—	6
Change in fair value of warrant liabilities	(856)	(1,540)
Tax benefit related to stock-based awards	—	(74)
Impairment charges	538	—
Changes in operating assets and liabilities (net of acquisitions and dispositions):
Receivables	(3,359)	(20,838)
Inventories	(33,650)	(41,412)
Prepaid expenses and other	(2,766)	113
Income tax receivable/payable	(146)	9,051
Other assets	(603)	76
Accounts payable	2,642	3,578
Accrued expenses and other current liabilities	4,324	561
Total Adjustments	(28,556)	(45,717)
Net Cash Used In Operating Activities	$(28,832)	$(17,433)

	For the three months ended March 31,
(In thousands)	2023	2022
Net Cash Used In Operating Activities
As reported	$(28,832)	$(17,433)
Net borrowings (repayments) on floor plan notes payable	(6,495)	38,066
Minus borrowings on floor plan notes payable associated with acquired new inventory	(4,271)	—
Plus net increase to floor plan offset account	40,000	—
Net cash (used in) provided by operating activities, as adjusted	$402	$20,633

Reconciliation of Non-GAAP Measures

	Three months ended March 31, 2023
($ in thousands, except per share amounts)	As reported	Gain on change in fair value of warrant liabilities	LIFO	Acquisition expense	Severance and transition costs	Impairment charge	Adjusted
Costs applicable to revenues	$231,765	$—	$(1,311)	$—	$—	$—	$230,454
Selling, general and administrative expenses	53,532	—	—	(262)	(653)	(629)	51,988
Income from operations	5,956	—	1,311	262	653	629	8,811
Gain on change in fair value of warrant liabilities	856	(856)	—	—	—	—	—

(Loss) income before income taxes	$(419)	$(856)	$1,311	$262	$653	$629	$1,580
Income tax benefit (expense)	143	—	(248)	(50)	(124)	(119)	(398)
Net (loss) income	$(276)	$(856)	$1,063	$212	$529	$510	$1,182

Diluted (loss) income per share	$(0.17)						$—
Shares used for diluted calculation	11,988,899

	Three months ended March 31, 2022
($ in thousands, except per share amounts)	As reported	Gain on change in fair value of warrant liabilities	LIFO	Acquisition expense	Adjusted
Costs applicable to revenues	$277,344	$—	$(2,460)	$—	$274,884
Selling, general and administrative expenses	56,104	—	—	(34)	56,070
Income from operations	38,629	—	2,460	34	41,123
Gain on change in fair value of warrant liabilities	1,540	(1,540)	—	—	—

Income (loss) before income taxes	$37,257	$(1,540)	$2,460	$34	$38,211
Income tax expense	(8,973)	—	(984)	(14)	(9,971)
Net income (loss)	$28,284	$(1,540)	$1,476	$20	$28,240

Diluted earnings per share	$1.17				$1.27
Shares used for diluted calculation	20,561,136
*In periods where the change in fair value of warrants is a gain, the diluted EPS calculation is not affected by this line item.
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